Registration No. 333-

As filed with the Securities and Exchange Commission on August 25, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Newmark Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-4467492
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

125 Park Avenue

New York, New York 10017

(Address of Principal Executive Offices) (Zip Code)

Newmark Group, Inc. Long Term Incentive Plan

(Full title of the plan)

Stephen M. Merkel

Executive Vice President and Chief Legal Officer

Newmark Group, Inc.

125 Park Avenue

New York, New York 10017

(Name and address of agent for service)

(212) 372-2000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, include by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Newmark Group, Inc. (“we,” “us,” “our” or the “Registrant”) for the purpose of registering 185,000,000 additional shares of our Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), and additional Restricted Stock Units and Other Stock-Based Awards under the Securities Act of 1933, as amended, pursuant to the Newmark Group, Inc. Long Term Incentive Plan (the “Plan”). Such shares of Class A Common Stock may be issued over time in accordance with then-current compensatory arrangements. Additionally, we expect to continue to acquire shares of Class A Common Stock and limited partnership units of Newmark Holdings, L.P. under our share repurchase and unit redemption programs in effect from time to time to mitigate share issuance growth. The shares of the Class A Common Stock, Restricted Stock Units and Other Stock-Based Awards registered herein to be offered and sold pursuant to the Plan are of the same classes of securities as the shares of the Class A Common Stock, Restricted Stock Units and Other Stock-Based Awards registered under our currently effective Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on December 20, 2017 (File No. 333-222201), November 20, 2019 (File No.  333-234785), September 2, 2021 (File No.  333-259262) and April 4, 2023 (File No. 333-271119) (collectively, the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items containing new information not contained in the Prior Registration Statements are presented herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by us with the Commission are incorporated by reference into this Registration Statement:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 16, 2023;

(b)	Our Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2022, filed with the Commission on April 28, 2023;

(c)	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023 and June 30, 2023, filed with the Commission on May 9, 2023 and August 9, 2023, respectively;

(d)

Our Current Reports on Form 8-K, filed with the Commission on February  14, 2023, February  16, 2023 (other than as indicated therein), March  14, 2023, May  5, 2023 (other than as indicated therein), July  28, 2023 (other than as indicated therein) and August 15, 2023; and

(e)

The description of the Class  A Common Stock contained in our Registration Statement on Form 8-A (File No. 001-38329), filed with the Commission on December 14, 2017, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December  31, 2022, filed with the Commission on March 16, 2023, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The Exhibit Index set forth below is incorporated by reference in response to this Item 8.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Newmark Group, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 19, 2017)

4.2	Amended and Restated Bylaws of Newmark Group, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 19, 2017)

4.3	Newmark Group, Inc. Long Term Incentive Plan (incorporated by reference to Exhibit 10.24 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 19, 2017)

5.1*	Opinion of Stephen M. Merkel

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Stephen M. Merkel (included in Exhibit 5.1)

24.1*	Powers of Attorney (included on the signature page of this Registration Statement)

107*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 25, 2023.

Newmark Group, Inc.

By:	/s/ Howard W. Lutnick
	Name:	Howard W. Lutnick
	Title:	Executive Chairman

[Signature Page to Registration Statement on Form S-8 re: Newmark Group, Inc. Long Term Incentive Plan]

POWERS OF ATTORNEY

Each of the undersigned, whose signature appears below, hereby constitutes and appoints Howard W. Lutnick and Stephen M. Merkel, and each of them, as his or her true and lawful attorneys-in-facts and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or his or their substitute or substitutes, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, in the capacities and on the date indicated:

Signature	Capacity in Which Signed	Date

/s/ Howard W. Lutnick	Executive Chairman and Director	August 25, 2023
Howard W. Lutnick	(Principal Executive Officer)

/s/ Barry M. Gosin Barry M. Gosin	Chief Executive Officer	August 25, 2023

/s/ Michael J. Rispoli Michael J. Rispoli	Chief Financial Officer (Principal Financial and Accounting Officer)	August 25, 2023

/s/ Virginia S. Bauer Virginia S. Bauer	Director	August 25, 2023

/s/ Kenneth A. McIntyre Kenneth A. McIntyre	Director	August 25, 2023

/s/ Jay Itzkowitz Jay Itzkowitz	Director	August 25, 2023

[Signature Page to Registration Statement on Form S-8 re: Newmark Group, Inc. Long Term Incentive Plan]